EXHIBIT 10.11

PLEDGE AND SECURITY AGREEMENT

PLEDGE AND SECURITY AGREEMENT is dated March 24, 2004, and is between CAREDECISION, CORP., a Nevada corporation (the “Pledgor”), and PINNACLE INVESTMENT PARTNERS, L.P., a New York limited partnership (the “Secured Creditor”).

WHEREAS, under a Note Purchase Agreement of even date herewith between the Pledgor and the Secured Creditor (the “Note Purchase Agreement”), the Secured Creditor has agreed to make a loan (the “Loan”) to the Pledgor in the aggregate principal amount of $700,000.00 for a stated term of six (6) months, which will be evidenced by a Secured Promissory Note, dated the date hereof, by Pledgor to the order of the Secured Creditor in the principal amount of the Loan (the “Note”); and

WHEREAS, it is a condition precedent to the making of the Loan by the Secured Creditor that the Pledgor shall have executed and delivered to the Secured Creditor a pledge and security agreement providing for the pledge and grant to the Secured Creditor of a security interest in the Collateral, as defined below.

NOW, THEREFORE, in consideration of the premises and the agreements herein and in order to induce the Secured Creditor to make the Loan, the Pledgor hereby agrees with the Secured Creditor as follows:

SECTION 1.  Pledge and Grant of Security Interest.  As collateral security for all of the Obligations (as defined in Section 2 hereof), the Pledgor hereby pledges, assigns and grants to the Secured Creditor a continuing security interest in the following collateral (the “Pledged Collateral”): 14,000,000 shares of Pledgor’s common stock, which shares, together with stock powers executed in blank, have been delivered to and placed in escrow with the Secured Creditor’s counsel, Lehman & Eilen LLP (the “Shares”).

(a)

SECTION 2.  Security for Obligations.  The security interest created hereby in the Pledged Collateral constitutes continuing collateral security for all of the following obligations, whether now existing or hereafter incurred (the “Obligations”):

(a)  the prompt payment by the Pledgor, as and when due and payable, of all amounts owing by it in respect of the Loan; and

(b)  the due performance and observance by the Pledgor of all of its other obligations from time to time existing under this Agreement, the Stock Purchase Agreement and the Note.

SECTION 3.  Other Covenants as to the Pledged Collateral.  So long as any of the Obligations shall remain outstanding, the Pledgor shall, unless the Secured Creditor shall otherwise consent in writing:

(a)  keep adequate records concerning the Pledged Collateral and permit the Secured

Creditor or any agents or representatives thereof at any reasonable time and from time to time to examine and make copies of and abstracts from such records;

(b)  at any time and from time to time, promptly execute and deliver all further instruments and documents and take all further action that may be necessary or desirable or that the Secured Creditor may request in order to (i) perfect and protect the security interest created hereby; (ii) enable the Secured Creditor to exercise and enforce their rights and remedies hereunder in respect of the Pledged Collateral; or (iii) otherwise effect the purposes of this Agreement; and

(c)  not create or suffer to exist any lien, security interest or other charge or encumbrance upon or with respect to any Pledged Collateral except for the security interest created hereby.

SECTION 4.  Additional Provisions Concerning the Pledged Collateral.

(a)  The Pledgor hereby authorizes the Secured Creditor to file, without the signature of the Pledgor where permitted by law, one or more financing or continuation statements, and amendments thereto, relating to the Pledged Collateral.

(b)  The Pledgor hereby irrevocably appoints the Secured Creditor the Pledgor's attorney-in-fact and proxy, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time in the Secured Creditor's discretion, to take any action and to execute any instrument which the Secured Creditor may deem necessary or advisable to accomplish the purpose of this Agreement.

(c)  If after the date of this Agreement the Pledgor increases by 3,000,000 or more the number of shares of common stock that it is authorized to issue, then the Pledgor shall promptly deliver to the Secured Creditor’s counsel to be held in escrow as part of the Pledged Collateral an additional 3,000,000 shares of Pledgor’s common stock. Any shares delivered in accordance with this Section 4(c) will for all purposes under this Agreement be deemed to constitute Shares.

(d)  The Pledgor shall promptly deliver to the Secured Creditor’s counsel to be held in escrow with the Shares as part of the Pledged Collateral any securities that are distributed with respect to the Shares by reason of (1) any stock dividend, stock split, or reclassification of the capital stock of the Pledgor or (2) any merger, consolidation, or other reorganization affecting the capital structure of the Pledgor.

(e)  Prior to occurrence of an Event of Default, the Pledgor may vote the Shares for all purposes allowed within the restrictions set by this Agreement. The Pledgor shall not vote the Shares or otherwise to act in any way that would adversely affect the value of the Shares.

SECTION 5.  Remedies Upon Default.  If any Event of Default under the Note shall have occurred and be continuing:

(a)  The Secured Creditor may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all of the rights and remedies of a secured party on default under the Commercial Code then in effect in the State of New York, and without limiting the generality of the foregoing and without notice except as specified below, sell the Pledged Collateral or any part thereof.

(b)  All cash proceeds received by the Secured Creditor in respect of any sale of, collection from, or other realization upon, all or any part of the Pledged Collateral may, in the discretion of the Secured Creditor, be held by the Secured Creditor as collateral for, and/or then or at any time thereafter applied in whole or in part by the Secured Creditor against, all or any part of the Obligations.  To reflect any commissions that may be payable on sale of all or any part of the Pledged Collateral, the Secured Creditor shall be entitled to deduct 5% from any such cash proceeds prior to applying them against the Obligations.  Any surplus of such cash or cash proceeds held by the Secured Creditor and remaining after payment in full of all of the Obligations shall be paid over to the Pledgor or to such person as may be lawfully entitled to receive such surplus.

(c)  In the event that the proceeds of any such sale, collection or realization are insufficient to pay all amounts to which the Secured Creditor is legally entitled, the Pledgor shall remain liable for the deficiency and the Secured Creditor shall retain all rights to collect on such Obligations provided by applicable law.

SECTION 6.  Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be delivered as specified in the Note Purchase Agreement.

SECTION 7.  Miscellaneous.

(a)  No amendment of any provisions of this Agreement shall be effective unless it is in writing and signed by the Pledgor and the Secured Creditor, and no waiver of any provision of this Agreement, and no consent to any departure by the Pledgor therefrom, shall be effective unless it is in writing and signed by the Secured Creditor, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(b)  No failure on the part of the Secured Creditor to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.  The rights and remedies of the Secured Creditor provided herein are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law.

(c)  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability with invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision on any other jurisdiction.

(d)  This Agreement shall create a continuing security interest in the Pledged Collateral and shall (i) remain in full force and effect until the payment in full or release of the obligations and (ii) be binding on the Pledgor and its assigns and shall inure, together with all rights and remedies of the Secured Creditor hereunder, to the benefit of the Secured Creditor and its successors, transferees and assigns.

(e)  Upon the satisfaction in full of the Obligations, (i) this Agreement and the security interest created hereby shall terminate and all rights to the Pledged Collateral shall revert to the

Pledgor, and (ii) the Secured Creditor will, upon the Pledgor's request and at the Pledgor's expense, (A) return to the Pledgor such of the Pledged Collateral as shall not have been sold or otherwise disposed of or applied pursuant to the terms hereof and (B) execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request to evidence such termination.

(f)  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, except as required by mandatory provisions of law and except to the extent that the validity and perfection or the perfection and the effect of perfection or non-perfection of the security interest created hereby, or remedies hereunder, in respect of any particular Pledged Collateral are governed by the law of a jurisdiction other than the State of New York.

IN WITNESS WHEREOF, the Pledgor and the Secured Creditor have caused this Agreement to be executed and delivered as of the date first above written.

CAREDECISION CORP.

PINNACLE INVESTMENT PARTNERS, L.P.

By: PIP Management, Inc., General Partner

By:

By:

Name:

Chris Janish

Title:

President

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